Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Relations Contact:
Raphael Gross
203-682-8253
investors@frgi.com

Fiesta Restaurant Group, Inc. Provides Update on Pollo Tropical Restaurants Impacted by Hurricane Ian

DALLAS, Texas - (Business Wire) – October 4, 2022 - Fiesta Restaurant Group, Inc. ("Fiesta" or the "Company") (NASDAQ: FRGI), parent company of the Pollo Tropical® brand, today provided an update on its restaurants impacted by Hurricane Ian in Florida. The Company owns, operates and franchises 137 Pollo Tropical restaurants across the state.

In an effort to ensure the safety of its team members, select Pollo Tropical restaurants in the storm's path were closed early on September 27 and all Pollo Tropical restaurants were closed on September 28. From September 29 through October 3, a total of 38 restaurants in the hardest hit markets of Ft. Myers, Naples, Orlando and Tampa were closed for all or a portion of that time period due to storm conditions and utility outages. Only four restaurants remain closed and all other restaurants are open for business.

Thankfully, no serious injuries to Pollo Tropical team members have been reported. In addition, no significant facilities damage occurred to Company-owned restaurants as a result of the storm. There was inventory loss at a number of locations due to power outages, the exact extent of which is still being quantified. The Company is assisting many of its team members and their families who have personally suffered losses as a result of these storms, through its non-profit Fiesta Family Foundation.

Notably, Pollo Tropical restaurants in the south Florida markets were generally unaffected by Hurricane Ian and have been operating under normal conditions since September 30.

The Company maintains comprehensive insurance coverage on all of its restaurants including property, flood and business interruption and is working with its insurance providers to assess the overall impact from Hurricane Ian. The Company is in the process of assessing damages and losses and expects to file insurance claims upon completion of the assessment.

Fiesta President and Chief Executive Officer Rich Stockinger said, "Our team members and supplier partners have demonstrated incredible tenacity in helping us resume operations at most of our restaurants; and we greatly appreciate their efforts as we support and feed the communities that have been impacted by Ian. While the hurricane may have affected our business in the short-run and caused some minor property damage at a few locations, we are carrying on with the execution of our key growth initiatives which we believe should contribute meaningfully to our sales momentum."

About Fiesta Restaurant Group, Inc.

Fiesta Restaurant Group, Inc., owns, operates and franchises the Pollo Tropical® restaurant brand and prior to August 16, 2021, owned, operated, and franchised the Taco Cabana® restaurant brand. The brands specialize in the operation of fast casual/quick service restaurants that offer distinct and unique flavors with broad appeal at a compelling value. The brands feature fresh-made cooking, drive-thru service and catering. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.

Forward Looking Statements

Certain statements contained in this news release and in our public disclosures, whether written, oral or otherwise made, relating to future events or future performance, including any discussion, express or implied regarding our anticipated growth, plans, objectives and the impact of our initiatives, including references to the impact of our key growth initiatives on our future sales contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words "may," "might," "believes," "thinks," "anticipates," "plans," "positioned," "target," "continue," "expects," "look to," "intends" and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.